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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the First Amended and Restated 1997 Stock Option Plan of Waste Connections, Inc. of our report dated February 17, 1999, with respect to the consolidated financial statements and schedule of Waste Connections, Inc. and Predecessors included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

We also consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the First Amended and Restated 1997 Stock Option Plan of Waste Connections, Inc. of our report dated February 17, 1999, with respect to the supplemental consolidated financial statements of Waste Connections, Inc. and Predecessors included in the Annual Report (Form 10-K) for the year ended December 31, 1998.

                                                               ERNST & YOUNG LLP

Sacramento, California
March 24, 1999